Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2011

GREENWICH, Conn.--(BUSINESS WIRE)--November 1, 2011--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the third quarter of 2011 of $32.9 million, compared with net income of $24.8 million in the third quarter of 2010. GWI's diluted earnings per share (EPS) in the third quarter of 2011 were $0.77 with 42.8 million weighted average shares outstanding, compared with diluted EPS of $0.59 with 41.9 million weighted average shares outstanding in the third quarter of 2010.

GWI’s income from continuing operations in the third quarter of 2011 was $33.0 million, or $0.77 per diluted share, compared with income from continuing operations of $22.1 million, or $0.53 per diluted share in the third quarter of 2010.

GWI's effective income tax rate in the third quarter of 2011 was 27.2%, compared with 35.4% in the third quarter of 2010, primarily due to a benefit of $2.8 million from the extension of the short line tax credit in the fourth quarter of 2010.

In the third quarter of 2011 and 2010, GWI's results included certain significant items that are set forth in the table below ($ in millions, except per share amounts).

	Income Before Taxes Impact	After-Tax Net Income Impact	Diluted EPS Impact
Q3 2011
Acquisition-related Costs	$(1.3)	$(0.8)	$(0.02)
Refinancing-related Costs	$(0.9)	$(0.6)	$(0.01)
Net Gain on Sale of Assets	$0.6	$0.4	$0.01

Q3 2010
Acquisition-related Costs	$(3.0)	$(2.0)	$(0.05)
Net Gain on Sale of Assets	$2.4	$1.7	$0.04
Reversal of Restructuring Charges	$2.3	$1.5	$0.04
Discontinued Operations Insurance Gain	$2.8	$2.8	$0.07

Comments from the Chief Executive Officer

Jack Hellmann, President and CEO of GWI commented, “Our business continues to perform well, as third quarter operating revenues increased 39% to $217 million and third quarter operating income increased 46% to $56 million, both company records. Our operating ratio was 74.0% in North America and Europe, another company record, and our operating ratio in Australia was 74.7%.”

“We remain pleased with the performance of our recent acquisitions and investments. In the United States, the first month of operations of the Arizona Eastern Railway was in-line with our acquisition plan. In Canada, we are experiencing additional growth in iron ore shipments under our new contracts in the Labrador Trough. In Australia, shipments on the Alice Springs to Darwin rail line are strong and we expect that the recently completed acquisition of iron ore assets of WPG Resources by OneSteel will drive a significant increase in our iron ore traffic in South Australia starting in 2012. In addition, we remain actively engaged in several other potential acquisitions and investments particularly related to the natural resources sector in both North America and Australia.”

Results from Continuing Operations

In the third quarter of 2011, GWI's operating revenues increased $60.7 million, or 38.8%, to $217.2 million, compared with $156.5 million in the third quarter of 2010. Excluding $41.7 million in revenues from GWA (North) Pty Ltd (GWA North), GWI’s subsidiary that acquired certain assets of FreightLink on December 1, 2010, and the Arizona Eastern Railway (AZER), which GWI acquired on September 1, 2011, same railroad operating revenues increased $26.2 million, or 16.7%. During the third quarter of 2011, the appreciation of the Australian dollar, the Canadian dollar and the Euro versus the U.S. dollar, increased same railroad operating revenues by $5.3 million. Excluding the impact from foreign currency appreciation, GWI’s same railroad operating revenues increased $20.9 million, or 13.4%.

Same railroad freight revenues in the third quarter of 2011 increased $19.9 million, or 20.7%, to $115.7 million, compared with $95.9 million in the third quarter of 2010. Excluding the $2.3 million net impact from foreign currency appreciation, GWI’s same railroad freight revenues increased by $17.5 million, or 18.3%.

GWI's traffic in the third quarter of 2011 was 256,190 carloads, an increase of 37,867 carloads, or 17.3%, compared with the third quarter of 2010. Excluding 22,811 carloads from GWA North and AZER, same railroad traffic in the third quarter of 2011 increased 15,056 carloads, or 6.9%. The traffic increase was principally due to increases of 3,674 carloads of metals traffic, 3,664 carloads of farm and food products traffic, 3,539 carloads of coal traffic and 2,560 carloads of minerals and stone traffic. All remaining traffic increased by a net 1,619 carloads.

Same railroad average revenues per carload increased 13.0% in the third quarter of 2011. Higher fuel surcharges, the appreciation of the Australian and Canadian dollars versus the U.S. dollar and a favorable change in commodity mix increased average revenues per carload by 3.2%, 2.7% and 0.3%, respectively. Excluding these factors, same railroad average revenues per carload increased 6.8%.

GWI’s same railroad non-freight revenues in the third quarter of 2011 increased $6.4 million, or 10.5%, to $67.0 million compared with $60.6 million in the third quarter of 2010. Excluding the $3.0 million net impact from foreign currency appreciation, GWI’s same railroad non-freight revenues increased $3.4 million, or 5.6%, primarily due to higher switching revenues in the U.S., Australia and Canada.

GWI's operating income in the third quarter of 2011 was $56.0 million, an increase of $17.5 million, or 45.5%, compared with $38.5 million in the third quarter of 2010. The operating ratio was 74.2% in the third quarter of 2011 compared with an operating ratio of 75.4% in the third quarter of 2010. In the third quarter of 2011, operating income included $1.2 million of acquisition-related expenses and refinancing-related costs, partially offset by $0.6 million in net gain on sale of assets. In the third quarter of 2010, operating income benefited from $2.4 million in net gain on sale of assets and the reversal of $2.3 million of restructuring charges associated with the second quarter 2009 impairment of the Huron Central Railway, partially offset by FreightLink acquisition-related expenses of $3.0 million. Excluding these items, GWI's operating ratio was 73.9% in the third quarter of 2011, compared with an operating ratio of 76.5% in the third quarter of 2010, an improvement of 2.6 percentage points. (1)

Nine Month Consolidated Results – Continuing Operations

For the nine months ended September 30, 2011, GWI reported income from continuing operations of $86.2 million, a 46.8% increase over $58.7 million for the nine months ended September 30, 2010. GWI's diluted earnings per share from continuing operations were $2.02 for the nine months ended September 30, 2011 (with 42.7 million weighted average shares outstanding), a 43.3% increase over $1.41 for the nine months ended September 30, 2010 (with 41.7 million weighted average shares outstanding).

GWI’s nine month results for 2011 included a net tax benefit of $7.6 million (or $0.18 per diluted share) associated with the short line tax credit, which was extended in December 2010.

Free Cash Flow from Continuing Operations (2)

($ in millions)	Nine Months Ended
	September 30,
	2011	2010
Net cash provided by operating activities	$125.6	$127.2
Net cash used in investing activities, excluding
new Australian equipment investments	(125.4)	(28.1)
Net cash paid/(received) for acquisitions/divestitures (a)	88.6	(0.2)
Cash paid for acquisition-related expenses (b)	13.0	-
Free cash flow before new Australian
equipment investments	101.8	98.9
New Australian equipment	(46.7)	-
Free cash flow (2)	$55.1	$98.9

(a) The 2011 period primarily included $89.5 million in net cash paid for the acquisition of AZER.

(b) Reflects Australian stamp duty expenses accrued as of December 31, 2010, but paid in 2011.

GWI’s continuing operations generated free cash flow of $55.1 million and $98.9 million for the nine months ended September 30, 2011 and 2010, respectively. For the nine months ended September 30, 2011, changes in working capital decreased net cash flow from operating activities by $28.3 million. Of the $28.3 million, $13.7 million was due to an increase in accounts receivable driven by the increase in business in 2011 and $14.2 million was due to a reduction in accounts payable and accrued expenses. The $14.2 million included $13.0 million associated with the payment of Australian stamp duty for the acquisition of FreightLink in Australia. For the nine months ended September 30, 2010, changes in working capital increased net cash flow from operating activities by $11.9 million.

Net cash used in investing activities of $172.1 million for the nine months ended September 30, 2011, included $106.4 million in purchases of property and equipment, including $46.7 million for the investment in new Australian locomotives and wagons and $89.9 million in net cash paid for acquisitions, partially offset by $18.8 million in grant proceeds received from outside parties and $4.1 million from sales of assets. Net cash used in investing activities for the nine months ended September 30, 2010, included $57.6 million in purchases of property and equipment, partially offset by $25.2 million in grant proceeds received from outside parties and $4.1 million from sales of assets.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the third quarter will be held Tuesday, November 1, 2011, at 11 a.m. EDT. The dial-in number for the teleconference is (800) 230-1059; outside U.S., call (612) 234-9959, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Third Quarter Earnings Audio Webcast." Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EDT on November 1, 2011, until the following quarter’s results are posted. Telephone replay is available for 30 days beginning at 1 p.m. EDT on November 1, 2011, by dialing (800) 475-6701 (or outside U.S., dial 320-365-3844). The access code is 186288.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, we operate the Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 64 railroads organized in 10 regions, with approximately 7,500 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 17 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," “should,” "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic and competitive uncertainties and contingencies and third-party approvals; economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others including but not limited to, those noted in our 2010 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors,” many of which are beyond our control. Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1) The operating incomes and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2) Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

OPERATING REVENUES	$217,210	$156,492	$618,710	$460,524

OPERATING EXPENSES	161,187	117,980	472,319	354,033
INCOME FROM OPERATIONS	56,023	38,512	146,391	106,491

INTEREST INCOME	853	703	2,486	1,597
INTEREST EXPENSE	(10,573)	(5,474)	(30,765)	(16,247)
GAIN ON SALE OF INVESTMENT	-	-	894	-
OTHER (EXPENSE)/INCOME, NET	(1,064)	418	(595)	693

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	45,239	34,159	118,411	92,534

PROVISION FOR INCOME TAXES	12,287	12,109	32,192	33,817

INCOME FROM CONTINUING OPERATIONS	32,952	22,050	86,219	58,717

(LOSS)/INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(10)	2,745	(10)	2,673

NET INCOME	$32,942	$24,795	$86,209	$61,390

BASIC EARNINGS PER SHARE:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING
OPERATIONS	$0.82	$0.57	$2.16	$1.51
BASIC (LOSS)/EARNINGS PER COMMON SHARE FROM DISCONTINUED
OPERATIONS	-	0.07	-	0.07
BASIC EARNINGS PER COMMON SHARE	$0.82	$0.64	$2.16	$1.58

WEIGHTED AVERAGE SHARES - BASIC	40,078	38,940	39,825	38,774

DILUTED EARNINGS PER SHARE:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING
OPERATIONS	$0.77	$0.53	$2.02	$1.41
DILUTED (LOSS)/EARNINGS PER COMMON SHARE FROM DISCONTINUED
OPERATIONS	-	0.07	-	0.06
DILUTED EARNINGS PER COMMON SHARE	$0.77	$0.59	$2.02	$1.47

WEIGHTED AVERAGE SHARES - DILUTED	42,821	41,894	42,711	41,675

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
(in thousands)
(unaudited)

	September 30,	December 31,
ASSETS	2011	2010

CURRENT ASSETS:
Cash and cash equivalents	$15,621	$27,417
Accounts receivable, net	145,482	132,225
Materials and supplies	13,258	13,259
Prepaid expenses and other	16,382	14,529
Deferred income tax assets, net	21,333	21,518
Total current assets	212,076	208,948

PROPERTY AND EQUIPMENT, net	1,561,567	1,444,177
GOODWILL	160,545	160,629
INTANGIBLE ASSETS, net	233,045	237,355
DEFERRED INCOME TAX ASSETS, net	2,294	2,879
OTHER ASSETS, net	18,841	13,572
Total assets	$2,188,368	$2,067,560

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$64,700	$103,690
Accounts payable	139,879	124,948
Accrued expenses	53,973	76,248
Deferred income tax liabilities, net	369	-
Total current liabilities	258,921	304,886

LONG-TERM DEBT, less current portion	532,634	475,174
DEFERRED INCOME TAX LIABILITIES, net	281,064	263,361
DEFERRED ITEMS - grants from outside parties	190,626	183,356
OTHER LONG-TERM LIABILITIES	19,995	23,543

TOTAL STOCKHOLDERS' EQUITY	905,128	817,240
Total liabilities and stockholders' equity	$2,188,368	$2,067,560

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,209	$61,390
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss/(income) from discontinued operations, net of tax	10	(2,673)
Depreciation and amortization	48,781	37,406
Compensation cost related to equity awards	5,584	5,234
Excess tax benefits from share-based compensation	(2,090)	(1,010)
Deferred income taxes	20,063	19,277
Net gain on sale of assets	(2,708)	(4,282)
Gain on sale of investments	(894)	-
Gain on insurance recoveries	(1,043)	-
Insurance proceeds received	24	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(13,650)	(5,656)
Materials and supplies	(531)	(255)
Prepaid expenses and other	243	(2,346)
Accounts payable and accrued expenses	(14,204)	20,767
Other assets and liabilities, net	(179)	(620)
Net cash provided by operating activities from continuing operations	125,615	127,232
Net cash (used in)/provided by operating activities from discontinued operations	(15)	913
Net cash provided by operating activities	125,600	128,145

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(106,386)	(57,642)
Grant proceeds from outside parties	18,773	25,198
Cash paid for acquisitions, net of cash acquired	(89,935)	-
Proceeds from sale of investments	1,369	208
Proceeds from disposition of property and equipment	4,054	4,090
Net cash used in investing activities from continuing operations	(172,125)	(28,146)
Net cash provided by investing activities from discontinued operations	-	1,831
Net cash used in investing activities	(172,125)	(26,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(418,907)	(20,433)
Proceeds from issuance of long-term debt	445,424	-
Debt amendment/issuance costs	(4,742)	(1,641)
Proceeds from employee stock purchases	13,238	7,259
Treasury stock purchases	(1,292)	(849)
Excess tax benefits from share-based compensation	2,090	1,010
Net cash provided by/(used in) financing activities from continuing operations	35,811	(14,654)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,083)	3,680

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	1	96

(DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(11,796)	90,952
CASH AND CASH EQUIVALENTS, beginning of period	27,417	105,707
CASH AND CASH EQUIVALENTS, end of period	$15,621	$196,659

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$154,561	71.2%	$95,857	61.3%
Non-freight	62,649	28.8%	60,635	38.7%

Total revenues	$217,210	100.0%	$156,492	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$58,986	27.1%	$50,840	32.5%
Equipment rents	11,383	5.2%	8,201	5.2%
Purchased services	20,349	9.4%	13,965	8.9%
Depreciation and amortization	16,623	7.7%	12,506	8.0%
Diesel fuel used in operations	21,415	9.8%	10,037	6.4%
Diesel fuel sold to third parties	3,662	1.7%	4,840	3.1%
Casualties and insurance	5,020	2.3%	3,104	2.0%
Materials	6,844	3.2%	5,349	3.4%
Net gain on sale of assets	(610)	(0.3%)	(2,434)	(1.5%)
Restructuring charges	-	0.0%	(2,349)	(1.5%)
Other expenses	17,515	8.1%	13,921	8.9%

Total operating expenses	$161,187	74.2%	$117,980	75.4%

Functional Classification
Transportation	$66,991	30.8%	$46,019	29.4%
Maintenance of ways and structures	21,386	9.8%	13,902	8.9%
Maintenance of equipment	23,440	10.8%	18,350	11.7%
Diesel fuel sold to third parties	3,662	1.7%	4,840	3.1%
General and administrative	29,695	13.7%	27,146	17.3%
Net gain on sale of assets	(610)	(0.3%)	(2,434)	(1.5%)
Restructuring charges	-	0.0%	(2,349)	(1.5%)
Depreciation and amortization	16,623	7.7%	12,506	8.0%

Total operating expenses	$161,187	74.2%	$117,980	75.4%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended September 30, 2011	North American & European Operations	Australian Operations	Total Operations
Revenues:
Freight	$102,827	$51,734	$154,561
Non-freight (excluding fuel sales)	42,980	15,732	58,712
Fuel sales to third parties	-	3,937	3,937
Total revenues	145,807	71,403	217,210

Operating expenses
Labor and benefits	46,474	12,512	58,986
Equipment rents	6,845	4,538	11,383
Purchased services	6,920	13,429	20,349
Depreciation and amortization	11,932	4,691	16,623
Diesel fuel used in operations	13,377	8,038	21,415
Diesel fuel sold to third parties	-	3,662	3,662
Casualties and insurance	3,361	1,659	5,020
Materials	6,166	678	6,844
Net gain on sale of assets	(610)	-	(610)
Other expenses	13,379	4,136	17,515
Total operating expenses	107,844	53,343	161,187

Income from Operations	$37,963	$18,060	$56,023

Carloads	201,253	54,937	256,190

Net expenditures for additions to property & equipment	$12,054	$25,194	$37,248

Three Months Ended September 30, 2010	North American & European Operations	Australian Operations	Total Operations
Revenues:
Freight	$84,406	$11,451	$95,857
Non-freight (excluding fuel sales)	40,241	15,166	55,407
Fuel sales to third parties	-	5,228	5,228
Total revenues	124,647	31,845	156,492

Operating expenses
Labor and benefits	42,037	8,803	50,840
Equipment rents	7,033	1,168	8,201
Purchased services	6,916	7,049	13,965
Depreciation and amortization	10,861	1,645	12,506
Diesel fuel used in operations	8,713	1,324	10,037
Diesel fuel sold to third parties	-	4,840	4,840
Casualties and insurance	2,714	390	3,104
Materials	4,929	420	5,349
Net gain on sale of assets	(2,418)	(16)	(2,434)
Restructuring charges	(2,349)	-	(2,349)
Other expenses	12,607	1,314	13,921
Total operating expenses	91,043	26,937	117,980

Income from Operations	$33,604	$4,908	$38,512

Carloads	187,231	31,092	218,323

Net expenditures for additions to property & equipment	$17,408	$4,423	$21,831

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$70	582	$120	$23,259	15,251	$1,525	$23,329	15,833	$1,473
Coal & Coke	20,831	53,553	389	-	-	-	20,831	53,553	389
Farm & Food Products	5,581	13,192	423	11,242	17,651	637	16,823	30,843	545
Pulp & Paper	16,139	24,893	648	-	-	-	16,139	24,893	648
Metallic Ores	2,068	2,670	775	13,026	6,247	2,085	15,094	8,917	1,693
Metals	14,040	22,748	617	-	-	-	14,040	22,748	617
Minerals & Stone	10,478	22,591	464	3,397	15,651	217	13,875	38,242	363
Chemicals & Plastics	12,015	15,449	778	-	-	-	12,015	15,449	778
Lumber & Forest Products	8,120	16,614	489	-	-	-	8,120	16,614	489
Petroleum Products	5,773	7,439	776	810	137	5,912	6,583	7,576	869
Autos & Auto Parts	1,830	2,408	760	-	-	-	1,830	2,408	760
Other	5,882	19,114	308	-	-	-	5,882	19,114	308

Totals	$102,827	201,253	$511	$51,734	54,937	$942	$154,561	256,190	$603

* Represents intermodal units

Three Months Ended September 30, 2010

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$134	1,213	$110	$-	-	$-	$134	1,213	$110
Coal & Coke	17,255	50,014	345	-	-	-	17,255	50,014	345
Farm & Food Products	5,397	12,507	432	8,547	14,672	583	13,944	27,179	513
Pulp & Paper	14,381	23,823	604	-	-	-	14,381	23,823	604
Metallic Ores	1,218	2,499	487	-	-	-	1,218	2,499	487
Metals	8,759	18,785	466	-	-	-	8,759	18,785	466
Minerals & Stone	8,448	19,220	440	2,904	16,420	177	11,352	35,640	319
Chemicals & Plastics	10,337	14,979	690	-	-	-	10,337	14,979	690
Lumber & Forest Products	7,688	16,912	455	-	-	-	7,688	16,912	455
Petroleum Products	4,718	7,030	671	-	-	-	4,718	7,030	671
Autos & Auto Parts	1,400	2,119	661	-	-	-	1,400	2,119	661
Other	4,671	18,130	258	-	-	-	4,671	18,130	258

Totals	$84,406	187,231	$451	$11,451	31,092	$368	$95,857	218,323	$439

* Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$434,154	70.2%	$285,617	62.0%
Non-freight	184,556	29.8%	174,907	38.0%

Total revenues	$618,710	100.0%	$460,524	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$176,034	28.4%	$152,357	33.1%
Equipment rents	32,961	5.3%	24,116	5.2%
Purchased services	57,733	9.3%	37,257	8.1%
Depreciation and amortization	48,781	7.9%	37,406	8.1%
Diesel fuel used in operations	65,442	10.6%	31,679	6.9%
Diesel fuel sold to third parties	12,241	2.0%	12,543	2.7%
Casualties and insurance	16,686	2.7%	10,131	2.2%
Materials	19,517	3.2%	16,830	3.7%
Net gain on sale of assets	(2,708)	(0.4%)	(4,282)	(0.9%)
Gain on insurance recoveries	(1,043)	(0.2%)	-	0.0%
Restructuring charges	-	0.0%	(2,349)	(0.5%)
Other expenses	46,675	7.5%	38,345	8.3%

Total operating expenses	$472,319	76.3%	$354,033	76.9%

Functional Classification
Transportation	$199,637	32.3%	$136,418	29.6%
Maintenance of ways and structures	58,886	9.5%	40,788	8.9%
Maintenance of equipment	68,373	11.0%	54,151	11.8%
Diesel fuel sold to third parties	12,241	2.0%	12,543	2.7%
General and administrative	88,152	14.2%	79,358	17.2%
Net gain on sale of assets	(2,708)	(0.4%)	(4,282)	(0.9%)
Gain on insurance recoveries	(1,043)	(0.2%)	-	0.0%
Restructuring charges	-	0.0%	(2,349)	(0.5%)
Depreciation and amortization	48,781	7.9%	37,406	8.1%

Total operating expenses	$472,319	76.3%	$354,033	76.9%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Nine Months Ended September 30, 2011	North American & European Operations	Australian Operations	Total Operations
Revenues:
Freight	$290,154	$144,000	$434,154
Non-freight (excluding fuel sales)	127,295	44,313	171,608
Fuel sales to third parties	-	12,948	12,948
Total revenues	417,449	201,261	618,710

Operating expenses
Labor and benefits	139,100	36,934	176,034
Equipment rents	19,851	13,110	32,961
Purchased services	20,402	37,331	57,733
Depreciation and amortization	34,843	13,938	48,781
Diesel fuel used in operations	42,410	23,032	65,442
Diesel fuel sold to third parties	-	12,241	12,241
Casualties and insurance	11,417	5,269	16,686
Materials	18,078	1,439	19,517
Net gain on sale of assets	(2,694)	(14)	(2,708)
Gain on insurance recoveries	(25)	(1,018)	(1,043)
Other expenses	35,432	11,243	46,675
Total operating expenses	318,814	153,505	472,319

Income from Operations	$98,635	$47,756	$146,391

Carloads	591,160	159,094	750,254

Net expenditures for additions to property & equipment	$33,865	$53,748	$87,613

Nine Months Ended September 30, 2010	North American & European Operations	Australian Operations	Total Operations
Revenues:
Freight	$253,428	$32,189	$285,617
Non-freight (excluding fuel sales)	115,459	45,860	161,319
Fuel sales to third parties	-	13,588	13,588
Total revenues	368,887	91,637	460,524

Operating expenses
Labor and benefits	126,761	25,596	152,357
Equipment rents	20,628	3,488	24,116
Purchased services	19,226	18,031	37,257
Depreciation and amortization	32,684	4,722	37,406
Diesel fuel used in operations	27,989	3,690	31,679
Diesel fuel sold to third parties	-	12,543	12,543
Casualties and insurance	9,119	1,012	10,131
Materials	15,855	975	16,830
Net gain on sale of assets	(4,263)	(19)	(4,282)
Restructuring charges	(2,349)	-	(2,349)
Other expenses	34,469	3,876	38,345
Total operating expenses	280,119	73,914	354,033

Income from Operations	$88,768	$17,723	$106,491

Carloads	548,721	90,031	638,752

Net expenditures for additions to property & equipment	$23,285	$9,159	$32,444

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$288	2,438	$118	$63,021	42,336	$1,489	$63,309	44,774	$1,414
Coal & Coke	59,824	155,288	385	-	-	-	59,824	155,288	385
Farm & Food Products	18,302	41,353	443	32,615	52,687	619	50,917	94,040	541
Pulp & Paper	46,398	73,025	635	-	-	-	46,398	73,025	635
Metallic Ores	4,913	7,544	651	36,297	16,293	2,228	41,210	23,837	1,729
Metals	37,063	67,486	549	-	-	-	37,063	67,486	549
Minerals & Stone	25,877	56,867	455	10,177	47,432	215	36,054	104,299	346
Chemicals & Plastics	33,855	44,933	753	-	-	-	33,855	44,933	753
Lumber & Forest Products	23,733	49,150	483	-	-	-	23,733	49,150	483
Petroleum Products	17,075	22,059	774	1,890	346	5,462	18,965	22,405	846
Autos & Auto Parts	6,179	8,179	755	-	-	-	6,179	8,179	755
Other	16,647	62,838	265	-	-	-	16,647	62,838	265

Totals	$290,154	591,160	$491	$144,000	159,094	$905	$434,154	750,254	$579

* Represents intermodal units

Nine Months Ended September 30, 2010

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$276	2,524	$109	$-	-	$-	$276	2,524	$109
Coal & Coke	54,538	146,168	373	-	-	-	54,538	146,168	373
Farm & Food Products	17,855	38,840	460	23,551	42,864	549	41,406	81,704	507
Pulp & Paper	39,791	65,699	606	-	-	-	39,791	65,699	606
Metallic Ores	3,452	7,115	485	-	-	-	3,452	7,115	485
Metals	29,875	60,959	490	-	-	-	29,875	60,959	490
Minerals & Stone	22,420	50,897	440	8,638	47,167	183	31,058	98,064	317
Chemicals & Plastics	28,929	41,872	691	-	-	-	28,929	41,872	691
Lumber & Forest Products	21,817	48,336	451	-	-	-	21,817	48,336	451
Petroleum Products	15,008	21,332	704	-	-	-	15,008	21,332	704
Autos & Auto Parts	5,423	7,811	694	-	-	-	5,423	7,811	694
Other	14,044	57,168	246	-	-	-	14,044	57,168	246

Totals	$253,428	548,721	$462	$32,189	90,031	$358	$285,617	638,752	$447

* Represents intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Adjusted Operating Ratios Description and Discussion

Management views its Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as an important measure of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Ratio for the three months ended September 30, 2011, used to calculate Adjusted Operating Ratio, is presented excluding acquisition and refinancing costs and net gain on sale of assets. The Operating Ratio for the three months ended September 30, 2010, used to calculate Adjusted Operating Ratio, is presented excluding net gain on sale of assets, restructuring charges associated with the second quarter 2009 impairment of the Huron Central Railway and FreightLink acquisition-related costs. The Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Ratio may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Ratios described above ($ in millions):

Three months ended September 30, 2011	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$217.2	$161.2	$56.0	74.2%
Acquisition-related costs	-	(1.1)	1.1
Refinancing-related costs	-	(0.1)	0.1
Net gain on sale of assets	-	0.6	(0.6)
Adjusted	$217.2	$160.6	$56.6	73.9%

Three months ended September 30, 2010	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$156.5	$118.0	$38.5	75.4%
Net gain on sale of assets	-	2.4	(2.4)
Huron Central Railway restructuring charges	-	2.3	(2.3)
FreightLink acquisition-related costs	-	(3.0)	3.0
Adjusted	$156.5	$119.7	$36.7	76.5%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding cash paid /(received) for acquisitions/divestitures and cash paid for acquisition-related expenses. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Net Cash Provided by Operating Activities from Continuing Operations to GWI’s Free Cash Flow ($ in millions):

	Nine Months Ended
	September 30,
	2011	2010
Net cash provided by operating activities
from continuing operations	$125.6	$127.2
Net cash used in investing activities from
continuing operations (1)	(172.1)	(28.1)
Net cash paid/(received) for acquisitions/divestitures (2)	88.6	(0.2)
Cash paid for acquisition-related costs (3)	13.0	-
Free cash flow	$55.1	$98.9

(1) Includes $46.7 million for the investment in new Australian equipment in 2011.
(2) The 2011 period primarily included $89.5 million in net cash paid for the acquisition of AZER.
(3) Reflects Australian stamp duty expenses accrued as of December 31, 2010, but paid in 2011.

CONTACT:
GWI Corporate Communications
Michael Williams, 1-203-629-3722
mwilliams@gwrr.com